Exhibit 99.1

Worldwide Corporate Headquarters One Lagoon Drive 4th Floor Redwood City, CA 94065 www.equinix.com +1 650 598 6000 MAIN +1 650 598 6900 FAX

Equinix Completes Acquisition of Infomart Dallas

Deal Will Enable Further Expansion by Equinix in a Highly Interconnected Hub and Growing Regional Digital Gateway

REDWOOD CITY, Calif., April 3, 2018 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced the completion of its acquisition of the Infomart Dallas from ASB Real Estate Investments. The US$800 million debt and cash transaction provides approximately 1.6 million gross ft2 of space, which includes multiple diverse fiber entry points and more than 50 tenants including networks, colocation providers and office tenants.

The acquisition of the Infomart facility further broadens Equinix capabilities by strengthening interconnection density on the Equinix global platform; providing opportunity to accelerate business relationships in industries such as banking, technology, energy and healthcare; and supporting the Equinix enterprise offering. Additionally, it secures the ability to further expand in the Dallas market through build-out of the existing underdeveloped capacity and additional capacity to build on land adjacent to the Infomart building.

The agreement was signed on February 11, 2018 and the acquisition was completed on April 2, 2018.

Highlights/key facts

•	The Infomart building generated approximately $50 million of revenues in 2017. Of that revenue, approximately $20 million was attributed to rent and maintenance recoveries from Equinix. Equinix expects this transaction to be adjusted funds from operations (AFFO) per share breakeven one year from closing. Additionally, there is a sizable AFFO upside from the future development of the acquired land parcel that is adjacent to the Infomart Dallas building.

•	The acquisition of this landmark facility and tenants will further strengthen the Equinix global platform. The Infomart is one of the largest interconnection hubs in the U.S. and is currently home to four of eight Equinix Dallas International Business Exchange™ (IBX®) data centers (DA1, DA2, DA3 and DA6). These data centers combined support approximately 3,500 built out cabinets and house more than 100 network service providers—more than any other data center provider in the Dallas metro area.

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451 Research 2017 “Dallas: Multi-Tenant Datacenter Market” report forecasts an 11% compound annual growth rate for data center capacity added to the Dallas market from 2013 through 2019. According to the report, market growth is fueled by “a strong demand driven by a steady increase of enterprises across multiple verticals locating their regional or national headquarters in the area. Additionally, the market continues to see interest from enterprises

Equinix Press Release

headquartered in major coastal markets, as they look to select a central location with high connectivity and low cost of operations for data-supporting operations across the US.”[1]

•	Dallas is a major interconnection point for LATAM traffic with key terrestrial routes serving Central and South America. In combination with our operations in Miami, Los Angeles, Bogotá, Sao Paulo, and Rio de Janeiro, Equinix continues to expand our solutions for enterprise, cloud and content providers looking to address the Latin America Market. According to the 2017 Interconnection Index Report published by Equinix, LATAM is expected to be the fastest-growing region in terms of Interconnection Bandwidth through 2020 as customers embrace an Interconnection Oriented Architecture approach.

•	As part of the deal, 28 Infomart employees, primarily in the operations functions of the acquired facility, have become Equinix employees or contractors.

Quotes

•	Stefanie Williams, Associate Analyst, Multi-Tenant Datacenters, 451 Research:

“Equinix fortifies and expands its market positon with the acquisition of the Infomart Dallas. This strategic move positions the colocation and interconnection leader as the single largest data center provider in one of the largest enterprise and colocation markets in the Americas. With its existing service offerings and market innovations, Equinix continues to enable its customers to extend their reach, and drive digital platforms that disrupt multi-cloud business models. The acquisition validates the company’s strategy and ongoing investments based on strong demand, which is expected to continue.”

•	Karl Strohmeyer, President, Americas, Equinix:

“The Dallas metro region has long been a major internet and network peering exchange point and is a major communications hub for the southern United States. The addition of the Infomart to the Equinix portfolio supports our ongoing global expansion while further enabling the US digital economy.”

Additional Resources

•	Infomart Deal Completed, New Opportunities Ahead [Equinix Blog]

•	Maverick Research — The Edge Will Eat the Cloud [Gartner Report]

•	Colocation-Based Interconnection Will Serve as the ‘Glue’ for Advanced Digital Business Applications [Gartner Report]

•	The Platform Equinix Vision — Build Here, and Go Anywhere [Equinix Paper]

•	Equinix IBX Data Center Virtual Tour

•	Equinix Expansion Overview

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[1]	451 Research Market Forecast: Dallas Multi-Tenant Datacenter Market- July 2017

Equinix Press Release

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world’s leading businesses to their customers, employees and partners inside the most-interconnected data centers. In 48 markets worldwide, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. www.equinix.com/

Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of the Dallas Infomart from ASB and the expected benefits from the acquisition. When used in this document, the words “anticipates,” “can,” “will,” “look forward to,” “expected” and similar expressions, and any other statements that are not historical facts, are intended to identify those assertions as forward-looking statements. Factors that might cause such differences include, but are not limited to, the possibility that the anticipated benefits from the acquisition of the Dallas Infomart will not be fully realized or may take longer to realize than expected; unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including the Dallas Infomart; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the Dallas Infomart; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those in the Dallas Infomart; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Equinix. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix, IBX and Platform Equinix are registered trademarks of Equinix, Inc. Equinix Cloud Exchange, Equinix Cloud Exchange Fabric, and International Business Exchange and Platform Equinix are trademarks of Equinix, Inc.

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Equinix Press Contact (Global)

Jodi Baumann

+1 (650) 598-6447

jbaumann@equinix.com

Equinix Investor Relations Contacts

Katrina Rymill

+1 (650) 598-6583

krymill@equinix.com

Chip Newcom

+1 (650) 598-6262

cnewcom@equinix.com

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